UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2026

Richtech Robotics Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-41866	88-2870106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2975 Lincoln Rd

Las Vegas, NV 89115

(Address of Principal Executive Offices and Zip Code)

(866) 236-3835

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A (this “Report”) amends the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 19, 2026 (the “Original 8-K”) by Richtech Robotics Inc. (the “Company”) disclosing that on (i) March 17, 2026, the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) and the Board of the Company terminated Bush & Associates CPA LLC (“Bush & Associates”) as the Company’s independent registered accounting firm and (ii) on March 13, 2026, approved and ratified by the Committee and the Board, the Company engaged CBIZ CPAs P.C. (“CBIZ”) as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending September 30, 2026 and to review the Company’s quarterly financial statements for the quarters ending March 31, 2026 and June 30, 2026.

This Report is being filed to disclose that the Company has received a copy of Bush & Associates’ letter, and the Company is filing a copy of this letter pursuant to Regulation S-K Item 304(a)(3).

Item 4.01 Changes in Registrant’s Certifying Accountant.

On March 26, 2026, the Company received a copy of a letter from Bush & Associates, stating whether it agrees or disagrees with the statements in the Company’s Original 8-K. A copy of this letter is filed herewith as Exhibit 16.1 to this Report.

Item 9.01 Financial Statements and Exhibit.

Exhibit Number	Description
16.1	Letter of Bush & Associates CPA to the Securities and Exchange Commission dated March 26, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHTECH ROBOTICS INC.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer

Dated: March 30, 2026

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